                                                                   EXHIBIT 10.21

                              PREVIEW TRAVEL, INC.

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release (the "Agreement"), dated
                                                        ---------
February 16, 1999, is made and entered into by and between Kenneth Orton (the

"Employee") and Preview Travel, Inc., a Delaware corporation (the "Company").
---------                                                          -------

     WHEREAS, Employee has been employed by the Company;

     WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "Parties") hereby agree as follows:

     1.  Resignation.  The Company and Employee acknowledge and agree that
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Employee shall resign from his employment as President and Chief Executive
Officer of the Company on February 16, 1999, effective as of the effective date of this Agreement (the "Resignation Date"). Furthermore, Employee shall resign
                        ----------------
from his position as a member of the Board of Directors, effective as of February 16, 1999.

     2.  Consulting Services.  In consideration for the release of claims set
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forth below and other obligations under this Agreement, the Company agrees to retain Employee as a consultant to the Company and to continue to pay Employee a consulting fee equal to $30,667 per month during the 51-week period following the Resignation Date (the "Consulting Period"). Employee agrees to perform such
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services during the Consulting Period (the "Consulting Services") as may
                                            -------------------
reasonably be requested by the Board of Directors of the Company, including, without limitation, assisting the Company in the transition of management following the Resignation Date and providing such other services as may be reasonably requested by the Company during the Consulting Period. During the Consulting Period, any stock options held by Employee as of the Resignation Date shall continue to vest to the extent provided in the applicable stock option agreements. Such stock options shall cease to vest following the termination of the Consulting Period. Employee agrees that, during the Consulting Period, he will comply with the Company's Insider Trading Policy to the same extent as if he were an employee of the Company.

     During the Consulting Period, Employee's relationship with the Company shall be that of an independent contractor. The Company will not make tax deductions from any payments made to Employee, all of which will be Employee's responsibility. Employee agrees to indemnify and hold the Company harmless from any liability or any assessment pursuant to Section 3403 of the Internal Revenue Code imposed on the Company by relevant taxing authorities.

     The Company acknowledges that during the Consulting Period, Employee may become employed or may provide consulting services for other companies or entities. Employee agrees that he will not, during the Consulting Period, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever perform any consulting or other services for any company, person or entity whose business or proposed business in any way involves online travel services. Employee agrees to notify the Company in writing in advance (specifying the organization with which he proposes to enter into a consulting or employment relationship) and provide information sufficient to allow the Company to determine if such relationship would conflict with areas of interest to the Company or further services which the Company might request of Employee pursuant to this Agreement. If the Company fails to inform Employee of such determination within 10 calendar days following proper notice by Employee, then the Company shall be deemed to have consented to Employee's consulting or employment relationship.

     Notwithstanding the foregoing, the Consulting Period may be terminated earlier by either party upon five days written notice of termination if the other party fails to cure any material breach of its obligations hereunder within 10 business days after receipt of notice specifying such breach.

     3.  Other Agreements.
         ----------------

     (a) The Company and Employee acknowledge and agree that, effective as of the Resignation Date, the Severance Agreement dated March __, 1997 between the Company and Employee is hereby terminated.

     (b) The Company will continue to provide indemnification and other benefits to Employee to the extent required under the Indemnification Agreement between Employee and the Company dated October 9, 1997.

     (c) Each of Employee's outstanding stock options under the Company's 1988 and 1997 Stock Option Plans shall be exercisable by cash, check or by promissory note. In the event that Employee elects to exercise any such stock option by promissory note, the terms of such promissory note shall be as follows: (i) such promissory note shall be full-recourse; (ii) the outstanding principal amount shall bear interest at the rate of 8% per annum, compounded semi-annually; (iii) the principal and accrued interest under the promissory note shall be due and payable on the fourth anniversary of the date of issuance; and
(iv) payment under the promissory note shall be secured by a pledge of all of the shares exercised by means of the promissory note.

     (d) Promptly following the Resignation Date, Employee shall return to the Company all personal property of the Company currently in his possession, except the following items: one laptop computer and one cellular phone (provided that Employee shall assume all obligations for cellular phone service following the Resignation Date).

     4.  Benefits.
         --------

     (a) During the Consulting Period, Employee shall be entitled to health, disability, dental and life insurance coverage at the same level of coverage as was provided by the Company to Employee immediately prior to the Resignation Date (the "Company-Paid Coverage"). If such coverage includes Employee's
           ---------------------
dependents immediately prior to the Resignation Date, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (i) termination of the Consulting Services or (ii) the date that Employee and his dependents become covered under another employer's group health, dental or life insurance plans that provide Employee and his or her dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the
                                                                -----
date of the "qualifying event" for Employee and his dependents shall be the date upon which the Company-Paid Coverage terminates.

     (b) Employee shall not be entitled to participate in the Company's 401(k) Plan and Section 125 Plan after the Resignation Date.

     5.  Nonsolicitation.  During the period beginning on the Resignation Date
         ---------------
and ending on the date one year following the termination of the Consulting Period, Employee will not, directly or indirectly, recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, any person who is an employee of the Company or any of its subsidiaries or induce or attempt to induce any such employee to terminate such employee's employment with the Company or any of its subsidiaries. In addition, during such period, Employee will not induce or attempt to induce any strategic partner, vendor or advertising customer of the Company to terminate or modify its relationship with the Company or any of its subsidiaries.

     6.  No Other Payments Due.  Employee acknowledges and agrees that he has
         ---------------------
received all salary, accrued vacation, commissions, bonuses, compensation, shares of stock, options therefor and other such sums due to Employee, other than amounts to be paid pursuant to this Agreement. In light of the payment by the Company of all wages due, or to become due to Employee, the Parties further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

             No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     7.  Release of Claims.  Employee agrees that the foregoing consideration
         -----------------
represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations and assigns from any claim duty, obligation or cause of action relating to any matters of any kind, whether known or unknown, suspected or unsuspected, that either of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

     (a) any and all claims relating to or arising from Employee's employment relationship with the Company and termination of that relationship;

     (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

     (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

     (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the California Fair Employment and Housing Act;

     (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

     (f) any and all claims for attorney's fees and costs.

 The Company and Employee agree that the release set forth in this Section shall be and remain in effect in all respects as a complete and general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     8.   Acknowledgment of Waiver of Claims under ADEA.  Employee acknowledges
          ---------------------------------------------
 that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that the waiver and release is knowing and voluntary. Employee and the Company agree that the waiver and release does not apply to any rights or claims that may arise under ADEA after the date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised in writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-
                  -----
 one (21) days within which to consider this Agreement; (c) he has a least seven
 (7) days following the execution of this Agreement by the parties to revoke this Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

     9.   Civil Code Section 1542.  The parties represent that they are not
          -----------------------
 aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee and the Company, being aware of such code section, agree to waive any rights they may have thereunder, as well as under any other stature or common law principles of similar effect.

     10.  Tax Consequences.  The Company makes no representations or warranties
          ----------------
 with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any liability or any assessment pursuant to Section 3403 of the Internal Revenue Code imposed on the Company by relevant taxing authorities.

     11.  Confidentiality.  The parties agree to use their best efforts to
          ---------------
 maintain in confidence the existence of this Agreement, the contents and terms of this Agreement and the consideration for this Agreement. Notwithstanding the foregoing, Employee shall be permitted to discuss provisions of this Agreement in confidence with his attorneys, accountants, tax advisors and spouse.

     12.  Nondisclosure of Confidential and Proprietary Information.  Employee
          ---------------------------------------------------------
 shall continue to maintain the confidentiality of all confidential and propriety information of the Company as provided by the employee confidentiality agreement previously entered into between the Company and Employee, a copy of which is attached hereto as Exhibit A (the "Employee
                                                 ---------
 Agreement"). Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property rights of the Company, until after such time as information has become publicly known otherwise than by act of collusion of Employee. Employee further agrees that he will return all the Company's property and confidential and proprietary information in his possession to the Company within five business days after the Resignation Date. To the extent that such confidential and proprietary information is embodied in electronic format, Employee shall destroy or delete all such information within such five-business day period.

     13.  Breach of this Agreement.  Employee acknowledges that upon breach of
          ------------------------
 any of the confidential and proprietary information provisions contained in
 Section 12 of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any other remedies which the Company may have for any breach of this Agreement or otherwise, including termination of the Company's obligations to provide benefits to Employee in accordance with this Agreement, the Company shall be entitled, upon adequate proof, to obtain equitable relief, including specific performance and injunctions, restraining Employee from committing or continuing any such violation of this Agreement.

     14.  Non-Disparagement; Press Release.
          --------------------------------

          (a) Each party agrees to refrain from any disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

          (b) Promptly following the execution of this Agreement, the Company will issue a press release in substantially the form attached hereto as Attachment 1, announcing Employee's resignation from his employment
 ------------
 relationship and his board membership with the Company. Notwithstanding the foregoing, nothing in this Section 14(b) shall be construed to restrict the Company from disclosing the termination of Employee's employment relationship or the terms of this Agreement to the extent the Company deems necessary to comply with applicable federal and state securities laws.

     15.  Authority.  The Company represents and warrants that the undersigned
          ---------
 has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     16.  No Representations.  Each party represents that it has carefully read
          ------------------
 and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party which are not specifically set forth in this Agreement.

     17.  Costs.  The Parties shall each bear their own costs, attorneys' fees
          -----
 and other fees incurred in connection with this Agreement.

     18.  Severability.  In the event that any provision hereof becomes or is
          ------------
 declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     19.  Entire Agreement.  This Agreement represents the entire agreement and
          ----------------
 understanding between the Company and Employee concerning Employee's separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company other than any option agreement as described in
 Section 2 and other than the Employee Agreement as described in Section 12.

     20.  No Oral Modification.  This Agreement may only be amended in writing
          --------------------
 signed by Employee and the Company.

     21.  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
 State of California.

     22.  Counterparts.  This Agreement may be executed in counterparts, and
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 each counterpart shall have the same force and effect as an original and shall constitute an effective binding agreement on the part of each of the undersigned.

     23.  Assignment.  This Agreement may not be assigned by Employee or the
          ----------
 Company without the prior consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Employee. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     24.  Voluntary Execution of Agreement.  This Agreement is executed
          --------------------------------
 voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

          (a) They have read this Agreement;

          (b) They have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

          (d) They are fully aware of the legal and binding effect of this Agreement.

                            [Signature Page Follow]

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

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date set forth above.


                COMPANY:            PREVIEW TRAVEL, INC.

                                    By:  /s/ James J. Hornthal
                                         -------------------------------------
                                    Title:  /Chairman



                EMPLOYEE:           /s/ Kenneth J. Orton
                                    ------------------------------------------
                                    Kenneth Orton